UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 8, 2016

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On April 4, 2016, WD-40 Company (the “Company”) sent a notice to participants in the WD-40 Company Profit Sharing 401(k) Plan (the “Plan”) informing them of an expected trading blackout period under the Plan as a result of a change in the recordkeeping service provider under the Plan. April 4, 2016 is also the date on which the Company, as the issuer of employer securities available as an investment under the Plan, is deemed to have received notice of the blackout period pursuant to section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974.

Effective May 16, 2016,  Empower Retirement will become the new 401(k) recordkeeping service provider for the Plan, replacing Fidelity Investments. As a result of this change, participants in the Plan will be unable, for a period of time, to transfer or diversify investments in their accounts, or obtain a loan, withdrawal or distribution from the Plan. The temporary blackout period for participants under the Plan begins at 1:00 p.m. Pacific Time, May 4, 2016, and ends the week of May 29, 2016.  The blackout period applies to all Plan assets, including Company shares held by the Plan.

On April 8, 2016, the Company sent an appropriate notice (the “Notice”) to its directors and executive officers informing them of the blackout period and the restrictions on trading in WD-40 Company common stock that apply to them during the blackout period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR under the Securities Exchange Act of 1934.  A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Any inquiries with respect to the blackout period can be directed to Empower Retirement at 7 Shattuck Road, Andover, MA 01810, or by calling (888) 411-4015.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits
	Exhibit No.	Description
	99.1	Notice provided to directors and executive officers of WD-40 Company on April 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: April 8, 2016	/s/ RICHARD T. CLAMPITT
Richard T. Clampitt
Vice President, General
Counsel and Corporate Secretary